SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C, 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               February 11, 1997


                    HARRODSBURG FIRST FINANCIAL BANCORP, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)


          Delaware                     0-26570                  61-1284899
----------------------------        --------------       ----------------------
(State or other jurisdiction        (SEC File No.)            (IRS Employer
      of incorporation)                                   Identification Number


104 South Chiles Street, Harrodsburg, Kentucky                  40330-1620
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  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (606) 734-5452


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)


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                   HARRODSBURG FIRST FINANCIAL BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The Registrant announced that it intends to implement the 1996 Restricted Stock Plan previously approved by stockholders. The Registrant intends to purchase up to 85,000 shares of its Common Stock to be awarded as incentive bonuses to directors and officers of the Registrant and its subsidiaries. It is anticipated that such shares of Common Stock will be purchased in the open market from time to time during the next six months. Alternatively, the Plan is permitted to purchase such shares directly from the Registrant.

         For further details, reference is made to the press release dated January 28, 1997, which is attached hereto as Exhibit 99 and incorporated herein by this reference.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

         (c)  Exhibits:

              99    Press Release dated January 28, 1997.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         HARRODSBURG FIRST FINANCIAL
                                           BANCORP, INC.

Date:  February 11, 1997                 By:  /s/ Jack D. Hood
                                              ---------------------------
                                              Jack D. Hood
                                              Chief Executive Officer
                                                and President


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                    Harrodsburg First Financial Bancorp, Inc.
--------------------------------------------------------------------------------
                         104 S. Chiles St., P.O. Box 384
                              Harrodsburg, KY 40330


Date:  January 28, 1997                      Contact: Jack D. Hood, President
                                                      (606) 734-5452

FOR IMMEDIATE RELEASE


                         ANNUAL MEETING OF STOCKHOLDERS

Harrodsburg, Kentucky -- Harrodsburg First Financial Bancorp, Inc., the parent savings and loan holding company of First Federal Savings Bank of Harrodsburg, Harrodsburg, Kentucky, announced that its Annual Meeting of Stockholders was held on January 27, 1997, at 2 p.m. At the meeting, Jack D. Hood and Jack L. Coleman, Sr. were elected as directors each for a three year term. In addition, stockholders approved the Company's 1996 Stock Option Plan and the Bank's Restricted Stock Plan and Trust Agreement, and also ratified the appointment of Miller, Mayer, Sullivan & Stevens LLP as auditors for the Company for the fiscal year ending September 30, 1997. Shares to fund the Restricted Stock Plan will be purchased in the open market. The Company's stock trades on the Nasdaq Stock Market under the symbol "HFFB.